Exhibit 3.2

CODE OF REGULATIONS

OF

THE STANDARD REGISTER COMPANY

AS AMENDED THROUGH OCTOBER 24, 2013

ARTICLE I

SHARES

Section I. Certificate for Shares. Each shareholder of the corporation, whose stock is paid up, shall be entitled to have issued to him in his name or in the name of a nominee of his choosing and designated by him in writing delivered to the Secretary of the corporation an appropriate certificate or certificates certifying the number of paid-up shares of the corporation's capital stock of each authorized class issued to him and registered in his name or in the name of his nominee on the corporate books. Where such shareholder's stock interests are held in trust by Trustees duly appointed, qualified and acting, such shares shall be issued in the name of such Trustee or Trustees and/or their successor trustee or trustees. The corporation will furnish and maintain, or cause to be furnished and maintained, through registrars and transfer agents appointed for the purpose, appropriate and sufficient certificates of each class of stock authorized by the Articles of Incorporation, together with stock records correctly reflecting the ownership of all shares of each class issued and outstanding. Each certificate shall be issued in the numerical order of its class, shall be consecutively numbered within its class and shall be signed by the President and by the Secretary, or in their absence, by any Vice President and by any Assistant Secretary of the corporation. Where a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered. A full and separate record shall be maintained for certificates of each class and each certificate as issued shall be entered on the stock records of the appropriate class therefor, which records shall show the number of each certificate, the number and class of shares represented thereby, the date of issuance, the name of the stockholder and, if the certificate be issued upon a transfer of shares, the name of the person from whom transferred and the serial number and class of each certificate surrendered for transfer. Notwithstanding anything to the contrary contained in this Article I, the Board of Directors also may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares; provided, however, that such resolution shall not apply to (a) shares represented by a certificate until such certificate is surrendered to the corporation in accordance with applicable provisions of Ohio law or (b) any certificated security of the corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law.

Section 2. Transfer of Shares. Subject to any applicable provisions of law or of the Articles, or of these Regulations, transfer of shares of the corporation shall be made only upon its books upon surrender by the holder thereof and duly authorized by him in person or by his attorney in fact, and, if such shares are issued in certificate form, must be accompanied by the surrender of the certificates properly endorsed, containing appropriate signature guaranties, and accompanied by appropriate documentary tax stamps or funds for the payment of applicable transfer taxes. Certificates so surrendered shall be cancelled and the corporation shall make or shall cause its transfer agents to make appropriate entry of all such transfers upon the stock records of the corporation.

Section 3. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint and remove one or more agents to keep the records of the corporation's shares and to transfer or register (or both) such shares in such place, and with such powers, not inconsistent with law, the Articles or these Regulations, as the Board of Directors may deem proper.

Section 4. Lost, Destroyed or Mutilated Certificates. If any certificate for shares of the corporation becomes worn, defaced, mutilated, lost, stolen or destroyed, the Board of Directors shall have power to provide for the issuance of a new certificate in lieu thereof for the same number of shares of the same class. In the case of a certificate which is worn, defaced or mutilated, a new certificate shall be issued to the person entitled thereto if the Board of Directors, or any officer or agent designated by the Board of Directors for such purpose, shall be satisfied that the worn, defaced or mutilated certificate has been surrendered for cancellation. In the case of a certificate which is lost, stolen or destroyed, a new certificate shall be issued to the person entitled thereto, but only upon presentation of proof satisfactory to the Board of Directors, or any officer or agent designated by the Board of Directors for the purpose, of the loss, theft or destruction, and upon the indemnification of the corporation and any transfer agent and registrar in an amount and in a manner deemed satisfactory by the Board of Directors, or such officer or agent.

Section 5. Record Dates. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (a) receive notice of or to vote at a meeting of shareholders; (b) receive payment of any dividend or distribution; (c) receive or exercise rights of purchase of or subscriptions for or, exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (d) participate in the execution of written consents, waivers or releases; the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (a), (b) and (c) above, shall not be more than 60 days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

Section 6. Holders of Record. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, to vote and give waivers and consents as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting of Shareholders. There shall be an annual meeting of the shareholders which shall be held at the principal office of the corporation located at 600 Albany Street, in the City of Dayton, Ohio, or at such other place within or without the State of Ohio as shall be designated by the notice for such annual meeting, hereinafter provided for, within 120 days following the close of the calendar year at 11:00 o'clock A.M., each year, but if said day be a legal holiday, such meeting shall be held at the same hour on the next succeeding business day. At such annual meeting, the Board of Directors shall be elected; the statements and records required by law to be reviewed shall be laid before the shareholders; and any other business which is properly brought before said meeting may be transacted.

Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the corporation at Dayton, Ohio, or at such other place or places within or without the State of Ohio as shall be designated by the notice of such special meeting, hereinafter provided for, whenever called in writing by the President, or in the case of his absence, death, disability, or refusal, by a Vice President authorized to exercise the powers of the President; by the Directors by action at a meeting or by a majority of the Directors acting without a meeting; by persons who hold 25% or more of all the shares of any class of stock of the corporation issued and outstanding and entitled to vote there at or by the Secretary of the corporation. Such call shall state the objections and purposes of such meeting, and shall conform with the requirements of these Regulations.

Section 3. Notice of Shareholders' Meetings. Written or printed notice of every shareholders' meeting (unless waived by the shareholders as provided by law) shall be either personally delivered or sent by letter duly mailed in a United States Post Office with postage prepaid to every shareholder of record entitled to receive notice of such meeting at his address appearing on the stock records of the corporation not less than ten (10) nor more than sixty (60) days before the date fixed for such meeting. Notice given by mail shall be deemed to be given at the time the notice is mailed. Notices of such meetings shall be given either by the President, a Vice President, Secretary or Assistant Secretary of the corporation; or in their absence or refusal to sign, (1) by a majority of members of the Board of Directors acting with or without a meeting, or (2) by shareholders who hold not less than 25% of all the shares of any class of stock of the corporation outstanding and entitled to vote a such meeting. Every notice of any meeting of shareholders shall specify the time and place thereof, and the purpose or purposes for which it is called, and except at an annual meeting, no business shall be transacted except that specified in the notice unless all the shareholders shall be present there at in person or by an attorney in fact duly authorized to act as fully in all respects as the shareholders might if personally present, all of whom shall consent to the transaction of such unannounced business. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 4. Waiver of Notice of Meeting. Unless otherwise provided by law, any shareholder may waive notice of any shareholders' meeting, either by writing specifying the date and place of the meeting, and signed and filed with the Secretary of the corporation, or entered upon the records of the meeting either before, during or after such meeting, or by attendance at such meeting either in person or by proxy. Such written waiver, or such attendance either in person or by proxy shall remedy any defect in notice, and such waiver or attendance by all shareholders shall permit the holding of such meeting without notice.

Section 5. Adjournments. The holders of shares entitling them to exercise a majority of the voting power represented at a meeting of the shareholders, whether or not a quorum is present, may adjourn such meeting from time to time, and at such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6. Votes. Each share of the capital stock of the corporation shall have the number of votes provided for in the Articles and the manner of voting said shares shall be as provided in the Articles. Any shareholders, whether of Class A or of Common Stock, shall have such right to cumulate his votes and shares at any meeting as may from time to time be provided by law.

Section 7. Proxies. Subject to any applicable provisions of law, the Articles, or these Regulations, any shareholder may, by instrument in writing signed by himself or by his duly authorized attorney, authorize any other person or persons (and no such person need be a shareholder) to vote and otherwise act for such shareholder at any shareholders' meeting. Every such instrument shall, before the person authorized shall vote or act thereunder, be filed with the Secretary of the meeting; provided nevertheless, that in the absence of the Secretary, such instrument shall be filed with the presiding officer of said meeting.

Section 8. Procedure. Shareholders' meetings shall be called to order and, unless the shareholders shall otherwise order by special vote, be presided over by the Chairman of the Board, if any, or if there is no Chairman of the Board, or in his absence, by the President, or in his absence, by the Executive Vice President. The Secretary of the corporation, or an Assistant Secretary, shall keep the minutes of every shareholders' meeting, and shall include therein a copy of any request or instructions to call, and a copy of the notice calling such meeting. Such Secretary shall exhibit to such shareholders' meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima facie evidence of the facts shown therein. In the absence of the Secretary of the corporation, or an Assistant Secretary, any person may be chosen by the shareholders present to keep the minutes. Unless otherwise ordered by the shareholders, the order of business at the annual shareholders' meeting shall be:

(a)	Reading of the minutes of the last preceding annual meeting, and of the last intervening special meeting, and the approval or correction thereof, or other action thereon;

(b)	Presentation and consideration of the annual statements required by law, and the reports of the President, Treasurer, Directors, and other officers and committees, if any;

(c)	Election of Directors;

(d)	Unfinished business; and

(e)	New and miscellaneous business.

Section 9. Inspectors of Election. At all meetings of the shareholders for the election of directors, three inspectors of election shall be selected by the presiding officer of the meeting. The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots, consents, waivers or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waives and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The decision, act or certificate of a majority of the inspectors shall be effective in all respects as the decision, act or certificate of all. The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

Section 10. Action without Meeting. Any action which under provision of law, the Articles, or these Regulations may be taken at a shareholders' meeting, may be taken without a meeting if authorized by a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

Section 11. Alternate Communications. In every instance in which Article II of these Regulations requires notice or other communication in writing, and in every instance in which Article II of these Regulations requires delivery of notice or other communication either in person or by mail, notice or communication may be given by electronic, facsimile or telephone means, or by such other means deemed by the Board of Directors to be sufficiently secure and reliable, and such communication shall be deemed given when transmitted accordingly.

ARTICLE III
BOARD OF DIRECTORS

Section 1. Number and Term of Office. Except where the law, the Articles or these Regulations require any action to be authorized or taken by shareholders, the business and the property of this corporation shall be exercised, conducted, and controlled by the Board of Directors, which shall be composed of six members, or such other number, not less than three (3), as the shareholders may from time to time by resolution fix and determine. No director need be a holder of any shares of stock of the corporation. Each director shall be elected annually at the annual meeting of the shareholders or any adjournment thereof, or at such special meetings therefore as shall be called for the purpose. Such election shall be by ballot. Directors so elected shall hold office until the next annual election or until successors shall be elected and shall qualify. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office. In addition to the authority of the shareholders to fix and determine the number of directors as set forth above, the Board of Directors may change the number of directors by resolution of the Board of Directors to a number not greater than nine (9). The directors who are in office may fill any director's office that is created by an increase in the number of directors by resolution of such directors.

Section 2. Resignation and Vacancies. Any director may, at any time, resign by written resignation delivered to the Secretary, or an Assistant Secretary of the corporation, and such resignation shall, unless otherwise specified therein be effective upon such delivery. The Board of Directors may, in any case provided by law, declare vacant the office of a director. Any vacancy on the Board of Directors may be filled by the remaining directors, though less than a quorum, for the balance of the unexpired term of its former incumbent by the majority vote of the remaining directors in conformance with law.

Section 3. By-laws. The Board of Directors shall have power and authority to make all such rules and to prescribe and enforce all such By-laws, not inconsistent with any application provisions of law, of the Articles or of these Regulations, as they may deem expedient.

Section 4. Compensation. For their attendance at meetings of the Board of Directors, or of any committee of the Board, directors may be paid such compensation as the Board of Directors shall, from time to time, fix; and there shall be paid to all directors their reasonable expenses incurred in attending meetings of the Board of Directors or of any committee thereof.

Section 5. Committees. The directors may at any time elect three or more of their number as an executive committee or other committee, which shall, in the interval between meetings of the Board of Directors, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. Any such committee shall be subject at all times to the control and direction of the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may act by a majority of its members at a meeting or by a writing or writing signed by all its members. An act or authorization of an act by such committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the Board of Directors.

ARTICLE IV
OFFICERS

Section 1. Principal Officers. The officers of the corporation shall consist of a President, an Executive Vice President, one or more Vice Presidents as the Board shall determine, a Treasurer, a Secretary and such other officers (who may include a Chairman of the Board) and such assistant officers as may be deemed expedient by the Board of

Directors for the proper conduct of the business of the corporation. The officers shall be elected by the Board of Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, by the Articles or by these Regulations to be executed, acknowledged or verified by any two or more officers and, except as otherwise provided by law, the Board of Directors may, at any time in its discretion, abolish any office or offices created by it, and the term of office of any holder of such office shall thereupon terminate, anything in these Regulations contained to the contrary notwithstanding. In case of the absence or disability of any officer of the corporation, the Board of Directors may, unless otherwise provided herein, delegate to any other officer or to any director of the corporation, all, or any part, of the authority and duties of any such absent or disabled officer during the period of his absence or disability, subject nevertheless, to any written contracts of employment that may exist between the corporation and any such officer or officers. The directors may, except as otherwise required by law, leave vacant the election of any one or more of the above offices at any election as in their discretion, is deemed advisable and in the best interest of the corporation. Any officer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors without prejudice to the contract rights of such officer. Otherwise the officers of the corporation shall hold office until their successors are chose and qualify in their stead.

Section 2. Compensation and Bond. The compensation of the officers of the corporation shall be such as shall from time to time, be fixed by the Board of Directors by the affirmative vote of a majority of those in office and irrespective of any personal interest of any of them. The directors shall have authority to establish reasonable compensation which may include pension, disability and death benefits for services to the corporation by both directors and officers, or the Board may delegate such authority to one or more officers or directors. Each of the principal officers of the corporation designated by the Board of Directors shall give such bond or bonds secured by adequate surety, in such amounts as may from time to time be required by the Board of Directors.

Section 3. Authorities and Duties.

(a)
Chairman of the Board: The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors of the corporation and shall perform such other duties as may be prescribed by the Board of Directors.

(b)
President: The President shall, if there is no Chairman of the Board or in his absence, preside at all meetings of the shareholders and Board of Directors of the corporation; shall, subject to the direction and control of the Board of Directors, be the chief executive officer of the corporation, and have general supervision and direction of all other officers of the corporation, and general charge of its business and property; shall be a director and ex officio a member of all standing committees of the Board of Directors; shall, unless otherwise ordered by the Board of Directors, as provided herein, sign all instruments of writing to which it is customary to affix the seal of the corporation; shall keep the Board of Directors informed about the affairs of the corporation; and shall make to the annual meeting of the shareholders a statement of the corporate affairs; but subject to the general control and direction of the Board of Directors, any of his authorities or duties may be delegated by him or by the Board of Directors, to any officer of the corporation; subject nevertheless, to all the terms, provisions and conditions of the contract of employment between any President of the corporation and the corporation.

(c)
Executive Vice President: The Executive Vice President, subject to the direction and control of the President and of the Board of Directors, shall have general supervision and direction of all officers of the corporation subordinate to him; and shall have general charge of the business and property of the corporation. In the absence of the President, or in the event of his inability to act, or his disability, the Executive Vice President shall have and perform the duties of the President. But subject to the general control and direction of the President and of the Board of Directors, any of his authorities or duties may be delegated by him or by the Board of Directors, to any officer of the corporation; subject nevertheless, to all the terms, provisions and conditions of the contract of employment between any Executive Vice President of the corporation and the corporation.

(d)
Vice Presidents: The Vice Presidents shall be created in such number, possess such designation and identification, have such authorities and duties and report to such superior officer or officers of the corporation as the Board of Directors may from time to time prescribe; but subject to the general control and direction of the President and of the Board of Directors. Any of the authorities or duties of any Vice President, may be delegated by him or by the Board of Directors to any subordinate officer of the corporation.

(e)
Treasurer: The Treasurer, in addition to all authority and duties provided by law, shall, subject to this general supervision and control of the President and of the Board of Directors of the corporation, have custody of the corporate funds and securities; shall keep full and accurate accounts of all receipts and disbursements thereof; shall deposit all moneys and other funds of the corporation in such depositories as shall from time to time be designated by the Board of Directors, and withdraw the same for corporate purposes; and shall have such other authorities and duties as may be prescribed by the Board of Directors. Subject to the general control and direction of the President and of the Board off Directors, any of the Treasurer's authorities or duties may be delegated by him, or by the Board of Directors, to any officer of the corporation.

(f)
Secretary: The Secretary, in addition to all authority and duties provided by law, shall, subject to the control of the President and of the Board of Directors, keep and sign the minutes of all meetings of the shareholders, the Board of Directors, and the committees thereof; keep such other records as the President, the Board of Directors or any committee thereof shall require; have charge of the corporate seal, and (subject to the rules and regulations of the Board of Directors and the Transfer agents and registrars, if any, of the shares of the corporation) have custody of the share certificate books and share records, and attend to the issuance of certificates for shares of the corporation; and sign all instruments to which the seal of the corporation shall be authorized to be affixed (provided, however, that certificates for shares of the corporation shall be signed as specified in Section 1 of Article I of these Regulations); but subject to the general control and discretion of the president, any of his authorities or duties may be delegated by him, or by the Board of Directors, to any officer of the corporation.

(g)
Assistant Secretaries: The Assistant Secretaries shall be assistants to the Secretary and shall perform such duties as may be delegated to them by the Secretary. In the absence or disability of the Secretary, the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary.

(h)
Assistant Treasurers: The Assistant Treasurers shall be assistants to the Treasurer and shall perform such duties as may be delegated to them by the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer.

(i)
Other Offices: Other offices created by the Board of Directors from time to time, shall have such duties, powers and authorities as the Board of Directors or the principal officers, hereinbefore named, may from time to time delegate to such assistant or subordinate officers.

(j)
General Provisions: In addition to the authorities and duties hereinbefore provided, the principal officers of the corporation shall have such other authorities and duties as are usually incident to such officers in corporations engaged in business similar to that of this corporation, and such other authorities and duties as shall from time to time be conferred upon, or required of, them, respectively, by the Board of Directors. Anything in these Regulations to the contrary notwithstanding, the Board of Directors may at any time provide, either for specific cases or generally, that any written instrument to be executed, signed or delivered, or any other thing to be done, in the name or upon behalf of the corporation, may or shall be so signed, executed, signed or delivered, or any other thing to be done, in the name or upon behalf of the corporation, may or shall be so signed, executed, delivered or done by any one or more of the principal officers, or by any other officer, agent or attorney of the corporation, designated for such purpose by the Board of Directors; provided, however, that certificates for shares of the corporation shall be signed as provided in Section 1 of Article I of these Regulations.

Section 4. Vacancies. If any office shall become vacant by reason of death, resignation or disqualification or other cause, the directors by the affirmative vote of a majority thereof, may elect a successor to hold office of the unexpired term in respect to which such vacancy occurred or was created; provided always, that in so doing, the directors shall observe and be bound by the applicable terms, provisions and conditions of any existing and applicable contracts between such officers and the corporation.

ARTICLE V
INDEMNITY OF OFFICERS AND DIRECTORS

Section 1. Indemnification.

(a)
The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of a subsidiary corporation, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b)
The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of a subsidiary corporation, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(1)
Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common please or such other court shall deem proper;

(2)	Any action or suit in which the only liability asserted against the director is pursuant to Section 1701.95 of the Ohio Revised Code.

Section 2. Determination. Any indemnification under Section 1 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. Such determination shall be made as follows:

(a)	By a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit or proceeding.

(b)
If such quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years.

(c)	By an affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

(d)	By the court of common pleas or the court in which such action, suit, or proceeding was brought.

Section 3. Expenses.

(a)
Unless the only liability asserted against a director in an action, suit, or proceeding referred to in Section 1 of this Article is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(1)
Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard to the best interests of the corporation.

(2)	Reasonably cooperate with the corporation concerning the action, suit or proceeding.

(b)
Expenses, including attorney’s fees, incurred by a director or officer in defending any action, suit or proceeding referred to in Section 1 of this Article, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

Section 4. Additional Provisions. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any agreement, any insurance purchased by the corporation, vote of the shareholders, or otherwise; shall continue as to a person who has ceased to be such director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such person. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent permitted by law. The provisions of this Article shall be deemed to be a contract between the corporation and each person who serves as such director or officer at any time while this Article is in effect. It is not intended that the provisions of this Article shall be applicable to matters as to which indemnification would be in contravention of the laws of the State of Ohio or of the United States of

America whether as a matter of public policy or pursuant to statutory provision; and to such end, they shall be construed as severable.

Section 5. Insurance. The corporation shall have the power to purchase and maintain insurance or furnish similar protection, including, without limitation, trust funds, letters of credit, or self-insurance on behalf of any person who is or was such director or officer, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 1. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 6. Effective Date. This Article V shall apply to all claims made on or after April 16, 1987 by a director or officer of the corporation for indemnification whether or not the facts giving rise to the action, suit, or proceeding occurred prior to or subsequent to April 16, 1987.

ARTICLE VI
MISCELLANEOUS

Section 1. Accounting Year. The accounting records of the corporation shall be deemed to be on a calendar year basis to begin January 1st of each year and to end on December 31st of each year. Such accounting year shall continue from year to year unless and until changed by the Board of Directors.

Section 2. Principal Office. The principal office of the corporation shall be located at the plant of the corporation at 626 Albany Street, in the City of Dayton, Montgomery County, Ohio, or at such other place or places in said City of Dayton as may from time to time be designated by the Board of Directors.

Section 3. Seal. The corporate seal of this corporation shall be circular, with the words "The Standard Register Company, Dayton, Ohio" in the outer circle, and the words "Corporate Seal" in the inner circle.

Section 4. Control Share Acquisitions. Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the corporation.

ARTICLE VII
AMENDMENTS

These Regulations may be changed, added to, or repealed, in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the corporation.